      As filed with the Securities and Exchange Commission on May 15, 2002

                                                       Registration No. 333-____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ORBITAL SCIENCES CORPORATION
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  05-1209561
------------------------------------    ----------------------------------------
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
  of incorporation or organization)

                            21839 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
      -------------------------------------------------------------------
                    (Address of principal executive offices)

                          ORBITAL SCIENCES CORPORATION
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                             LESLIE C. SEEMAN, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          ORBITAL SCIENCES CORPORATION
                            21839 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
      -------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               EVE N. HOWARD, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

 =================================================================================================================================
                                                                Proposed                  Proposed
       Title of securities            Amount to be       maximum offering price      maximum aggregate           Amount of
        to be registered               registered             per share (1)          offering price (1)     registration fee (1)
 ---------------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR VALUE
           $.01                         2,000,000                $5.875                 $11,750,000               $1081.00
 =================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the Common Stock, par value $0.01 per share, of Orbital Sciences Corporation, reported on the New York Stock Exchange on May 9, 2002.

                                EXPLANATORY NOTE

         This registration statement relates to stock to be granted under the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan, as amended (the "Plan"), as described in a registration statement on Form S-8, Registration No. 333-27999, a registration statement on Form S-8, Registration No. 333-53585 and a registration statement on Form S-8, Registration No. 333-59470 (collectively, the "Prior Registration Statements"), and is filed solely to increase the number of shares of Common Stock authorized under the Plan from 8,600,000 shares to 10,600,000 shares. The contents of the Prior Registration Statements, including all exhibits thereto, are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

                  Exhibit
                  Number            Description
                  ------            -----------

                  4                 Orbital Sciences Corporation 1997 Stock Option and Incentive Plan, as amended*

                  5                 Opinion of Hogan & Hartson L.L.P.*

                  23.1              Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5)*

                  23.2              Consent of PricewaterhouseCoopers LLP*

                  23.3              Consent of Arthur Andersen LLP*

                  24                Power of Attorney (contained on the Signature Pages)*



-----------

* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, the Commonwealth of Virginia on the 13th day of May, 2002.

                                   ORBITAL SCIENCES CORPORATION



                                   BY:  /s/ David W. Thompson
                                        ----------------------------------------
                                        David W. Thompson, Chairman of the Board
                                        and Chief Executive Officer




                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints David W. Thompson and Leslie C. Seeman, or any of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and capacities, for them and in their name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2002.

                                       SIGNATURE:                                  TITLE:
                           --------------------------------       ----------------------------------------

                           /s/ David W. Thompson                  Chairman of the Board, Chief
                           ---------------------                  Executive Officer and Director
                           DAVID W. THOMPSON


                           /s/ James R. Thompson                  President, Chief Operating Officer
                           ---------------------                  and Director
                           JAMES R. THOMPSON


                           /s/ Garrett E. Pierce                  Executive Vice President, Chief
                           ---------------------                  Financial Officer and Director
                           GARRETT E. PIERCE


                           /s/ Hollis M. Thompson                 Vice President and Controller
                           ----------------------
                           HOLLIS M. THOMPSON

                           /s/ Daniel J. Fink                     Director
                           ------------------
                           DANIEL J. FINK

                           /s/ Lennard A. Fisk                    Director
                           -------------------
                           LENNARD A. FISK

                           /s/ Robert M. Hanisee                  Director
                           ---------------------
                           ROBERT M. HANISEE

                           /s/ Robert J. Hermann                  Director
                           ---------------------
                           ROBERT J. HERMANN

                           /s/ Jack L. Kerrebrock                 Director
                           ----------------------
                           JACK L. KERREBROCK

                           /s/ Janice I. Obuchowski               Director
                           ------------------------
                           JANICE I. OBUCHOWSKI

                           /s/ Frank L. Salizzoni                 Director
                           ----------------------
                           FRANK L. SALIZZONI

                           /s/ Harrison H. Schmitt                Director
                           -----------------------
                           HARRISON H. SCHMITT

                           /s/ Scott L. Webster
                           --------------------
                           SCOTT L. WEBSTER                       Director

                                  EXHIBIT INDEX



Exhibit
Number                                              Description                                            Page
------                                              -----------                                            ----
4              Orbital Sciences Corporation 1997 Stock Option and Incentive Plan, as amended*

5              Opinion of Hogan & Hartson L.L.P.*

23.1           Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5)*

23.2           Consent of PricewaterhouseCoopers LLP*

23.3           Consent of Arthur Andersen LLP*

24             Power of Attorney (contained on the Signature Pages)*

------------

* Filed herewith.